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www.dfkcollins.com.au

April 3, 2013

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam

We have read the statements included in the Form 8-K dated April 3, 2013 of Novagen Solar Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm.

Yours faithfully

DFK COLLINS

CHARTERED ACCOUNTANTS

/s/ Simon Bragg

Simon Bragg

Partner

Liability limited by a scheme approved under Professional Standards Legislation A member firm of DFK International, a worldwide association of independent accounting firms and business advisers